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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                                   PURSUANT TO

                             SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 15, 1999

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                                      NSTAR
             (Exact name of registrant as specified in its charter)

          MASSACHUSETTS                                1-14768                              04-3466300

  (State or other jurisdiction                 (Commission File Number)                  (I.R.S. Employer
of incorporation or organization)                                                     Identification Number)
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                               800 BOYLSTON STREET
                                BOSTON, MA 02199

          (Address, of principal executive offices, including zip code)



                                 (617) 424-2000

               (Registrant's telephone number including area code)

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ITEM 5.  OTHER EVENTS.

         On November 15, 1999, NSTAR entered into a $450 million Revolving
Credit Agreement with a group of banks with a maturity of November 15, 2002.
Pricing is based on NSTAR's credit ratings and a fixed spread over the Eurodollar Rate Loan rate. We pay a facility fee on the $450 million. The
Revolving Credit Agreement supports our commercial paper program.

         On January 27, 2000, NSTAR issued a press release in which we announced our results for the fourth quarter of 1999. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.







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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

         99.1. Press release issued by NSTAR on January 27, 2000.

         Note: NSTAR agrees to furnish to the Securities and Exchange
         Commission, upon request, a copy of the Revolving Credit Agreement dated as of November 15, 1999 referred to in this report. Such agreement is not filed herewith because it does not relate to outstanding debt in amount greater than 10% of the total assets of NSTAR and its subsidiaries on a consolidated basis.









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               NSTAR

                               By: /s/ ROBERT J. WEAFER, JR.
                                  -------------------------------------------
                                  Name:  Robert J. Weafer, Jr.
                                  Title: Vice President, Controller and Chief
                                         Accounting Officer

Date:  January 28, 2000











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